Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF BOYKIN HOTEL PROPERTIES, L.P.
     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BOYKIN HOTEL PROPERTIES, L.P. (this “Amendment”), dated as of the 19th day of May, 2006, is entered into by and among Boykin Lodging Company, an Ohio corporation (the “General Partner”), and those limited partners of Boykin Hotel Properties, L.P., an Ohio limited partnership (the “Partnership”), listed on the signature pages attached hereto (collectively, the “Signing Limited Partners,” and together with the General Partner, the “Signing Partners”).
     WHEREAS, the General Partner and the limited partners of the Partnership (the “Limited Partners”) entered into a Third Amended and Restated Agreement of Limited Partnership of the Partnership as of September 30, 2002 (the “Partnership Agreement”);
     WHEREAS, the General Partner and the Partnership intend to enter into a proposed Agreement and Plan of Merger among Braveheart Investors LP, a Delaware limited partnership (“Parent”), Braveheart II Realty (Ohio) Corp., an Ohio corporation (“REIT Merger Sub”), Braveheart II Properties Holding LLC, a Delaware limited liability company, Braveheart II Properties Company LLC, an Ohio limited liability company (“OP Merger Sub”), the General Partner and the Partnership (the “Merger Agreement”) whereby REIT Merger Sub will be merged with and into the General Partner with the result that the General Partner will become a wholly owned subsidiary of Parent and the shareholders of the General Partner will receive the consideration described in the Merger Agreement;
     WHEREAS, the Signing Partners would like to clarify that in connection with the Merger Agreement, the Limited Partners may provide a contingent Notice of Redemption under the Partnership Agreement, conditioned on closing of the transactions contemplated by the Merger Agreement and that any redemption will not occur unless and until such condition has been met;
     WHEREAS, the Signing Partners would also like to clarify that any distribution declared or paid after provision by a Limited Partner of a conditional Notice of Redemption as contemplated by the foregoing recital but prior to the closing of the transactions under the Merger Agreement will be payable to the Limited Partners notwithstanding the provision of such Notice of Redemption;
     WHEREAS, the Merger Agreement contemplates that the shareholders of the General Partner and the Limited Partners will receive different consideration, solely as a result of indebtedness of the Partnership to the General Partner pursuant to the Subordinated Convertible Note;
     WHEREAS, Section 9.1(c) of the Partnership Agreement prohibits disparate consideration being paid to the shareholders of the General Partner and the Limited Partners of the Partnership in connection with a merger or sale transaction;
     WHEREAS, pursuant to Section 11.1(d) of the Partnership Agreement, any amendment to the Partnership Agreement that affects the operation of the Conversion Factor of the Redemption Right requires the consent and approval of Limited Partners holding more than 66 2/3% of the Common Percentage Interests of the Limited Partners; and
     WHEREAS, the Signing Partners hold more than 66 2/3% of the Common Percentage Interests of the Limited Partners and desire to amend the Partnership Agreement in light of the foregoing.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section I: Definitions
     Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them as set forth in the Partnership Agreement.
Section II: Amendments to Partnership Agreement
     1. Conditional Redemption Notice. The Partnership Agreement shall be amended by adding the following to the end of the definition of “Notice of Redemption”:
“Notwithstanding anything to the contrary contained in this definition, Section 7.4 or Exhibit D, a Notice of Redemption provided in connection with the transactions contemplated in the Agreement and Plan of Merger among Braveheart Investors LP, a Delaware limited partnership (“Parent”), Braveheart II Realty (Ohio) Corp., an Ohio corporation (“REIT Merger Sub”), Braveheart II Properties Holding LLC, a Delaware limited liability company, Braveheart II Properties Company LLC, an Ohio limited liability company (“OP Merger Sub”), the General Partner and the Partnership (the “Merger Agreement”, and the transactions contemplated therein, the “Mergers”) may be made contingent on the effectiveness of the Mergers. If a Redeeming Partner provides such conditional Notice of Redemption contemplated by the foregoing, the Redeeming Partner shall note the conditional nature of the Notice of Redemption on the form delivered to the Partnership and the copy delivered to the General Partner.”
     2. Specified Redemption Date. The Partnership Agreement shall be amended by replacing the definition currently provided for “Specified Redemption Date” with the following:
“‘Specified Redemption Date’ shall mean, with respect to a given Partner, the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided, however, that if the General Partner combines its outstanding REIT Common Shares, no Specified Redemption Date shall occur after the record date and prior to the effective date of such combination. Notwithstanding the foregoing method for establishing the Specified Redemption Date, a Notice of Redemption given in contemplation of the Mergers may specify that the Specified Redemption Date will be the Closing Date under the Merger Agreement.”
     3. Redemption Right. The Partnership Agreement shall be amended by inserting the following in Section 7.4(a) after the sixth sentence therein:
“For purposes of clarification, the Redeeming Partner or any Assignee of any Limited Partner who provides a Notice of Redemption in contemplation of the Mergers shall be entitled to receive distributions paid with respect to Common Units at or prior to the effective time under the Merger Agreement. However, such Redeeming Partner or Assignee shall not be entitled to receive dividends paid with respect to REIT Common Shares at prior to the effective time of the Mergers under the Merger Agreement.”
     4. General Partner Transfers of Interests. The Partnership Agreement shall be amended by inserting the following at the end of Section 9.1(c):
“Notwithstanding the foregoing, the General Partner may engage in a Transaction in which the Limited Partners receive an amount of cash, securities or other property disparate from the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share as a result of the Transaction if the sole reason for such disparate amount is the indebtedness of the Partnership to the Company pursuant to the Subordinated Convertible Debt.”
Section III: Miscellaneous
     1. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Ohio, without reference to principles of conflict of laws.
     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
     3. Full Force and Effect. Except as expressly amended by this Amendment, all other terms, conditions, and agreements of the Partnership Agreement shall remain in full force and effect, and the same are unmodified hereby.
[signature page follows]

     IN WITNESS WHEREOF, the Partners have caused this Amendment to be duly executed as of the day and year first above written.

GENERAL PARTNER:

BOYKIN LODGING COMPANY,
an Ohio corporation

By:	/s/ Richard C. Conti

Richard C. Conti, President

SIGNING LIMITED PARTNERS:

JABO LLC, a Delaware limited liability company

By:	Boykin Management Company
Limited Liability Company, its
Managing Member

By:	The Boykin Group, Inc., Member

By:	/s/ Robert W. Boykin

Robert W. Boykin, President

/s/ John E. Boykin

John E. Boykin, Co-Trustee under William
J. Boykin Trust Agreement, dated March 9, 1988

/s/ Robert W. Boykin

Robert W. Boykin, Co-Trustee under William
J. Boykin Trust Agreement, dated March 9, 1999

/s/ John E. Boykin

John E. Boykin, Trustee under TBG
Investments Trust Agreement, dated
December 16, 2005

/s/ John E. Boykin

John E. Boykin, Trustee under Robert W.
Boykin 2005 Amended and Restated Revocable
Trust Agreement, dated December 16, 2005

/s/ Robert W. Boykin

Robert W. Boykin, Trustee under John E.
Boykin Investments Trust Agreement, dated
December 16, 2005

5